Exhibit 99.1

Kimbell Royalty Partners Announces Fourth Quarter 2019 Distribution

FORT WORTH, Texas, January 24, 2020 — Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell”), a leading owner of oil and natural gas mineral and royalty interests in more than 94,000 gross producing wells across 28 states, today announced that the Board of Directors of Kimbell Royalty GP, LLC, its general partner, has approved a cash distribution of $0.38 per common unit for the fourth quarter of 2019.  The distribution will be payable on February 10, 2020 to common unitholders of record at the close of business on February 3, 2020.  Kimbell has a distribution policy to pay out all available cash (as defined in its partnership agreement) each quarter. Kimbell’s distributions may vary based on certain factors including, but not limited to, the price of oil, natural gas and natural gas liquids and production from Kimbell’s royalty assets, as well as cash needed for debt service obligations, fixed charges and reserves for future operating or capital needs.

Kimbell - Supplemental Distribution Data

				Percent
	Q3 2019		Q4 2019	Change
WTI Average Crude Oil Price (1)	$56.37		$56.96	1.0%
Henry Hub Average Natural Gas Price (1)	$2.38		$2.40	0.8%

Common Unit Distribution Declared	$0.42	(2)	$0.38	(9.5)%

Annualized Cash Yield (3)			9.8%

Cash Received from Lease Bonuses	$940,898		$163,597

SUBSTANTIALLY ALL OF THE DISTRIBUTION TO COMMON UNITHOLDERS FOR THE FOURTH QUARTER OF 2019 EXPECTED TO BE FREE OF DIVIDEND INCOME TAXES AND INSTEAD CONSIDERED A RETURN OF CAPITAL(4)

(1)         Average commodity prices are from the Energy Information Administration.  Crude oil prices are in dollars per barrel and natural gas prices are in dollars per million Btu.

(2)         The Q3 2019 common unit distribution included $0.05 related to prior period production recognized in Q3 2019.

(3)         Based on the closing price of Kimbell common units on January 24, 2020.

(4)         This estimate is based upon assumptions Kimbell has made regarding, among other things, Kimbell Royalty Operating, LLC’s income and depletion expenses and production from the assets Kimbell expects to acquire in the recently announced acquisition of all of the mineral and royalty interests owned by Springbok Energy Partners, LLC and Springbok Energy Partners II, LLC (the “Springbok Acquisition”), and ignores the effect of any possible acquisitions of additional assets (other than the Springbok Acquisition). This estimate is based on current tax law and tax reporting positions that Kimbell has adopted and with which the Internal Revenue Service could disagree. This estimate is not a fact, and no assurances can be made regarding this estimate.

About Kimbell Royalty Partners, LP

Kimbell (NYSE: KRP) is a leading oil and natural gas mineral and royalty company based in Fort Worth, Texas. Kimbell owns mineral and royalty interests in approximately 13 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 94,000 gross producing wells with over 40,000 wells in the Permian Basin. To learn more, visit http://www.kimbellrp.com.

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements involve numerous risks and uncertainties, including risks and uncertainties relating to the tax treatment of Kimbell’s distributions, risks that the anticipated benefits of the Springbok Acquisition are not realized, risks related to the possibility that the Springbok Acquisition does not close when expected or at all because any conditions to the closing are not satisfied on a timely basis or at all, and risks relating to Kimbell’s business and the securities markets generally. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell’s filings with the Securities and Exchange Commission (“SEC”), available at the SEC’s website at www.sec.gov.  Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release.

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

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